Exhibit 10.3

REVENUE PURCHASE AGREEMENT

Agreement dated 7/21/2022 between SWIFT FUNDING SOURCE (“PURCHASER”) and the Merchant listed below (“MERCHANT”)

MERCHANT INFORMATION

Merchant’s Legal Name:	MCA NAPLES OPERATING COMPANY LLC

AND State of Incorporation / Organization:	TX	Physical Address	8800 VILLAGE DRIVE SUITE 201

City	SAN ANTONIO	State	TX	Zip	78217	Business Phone

Contact Name	CHRISTIN L HEMMENS	Cellphone Number

Mailing Address

City	State	Zip

Purchase Price	$90,000.00	Purchased Percentage	25%	Purchased Amount	$134,100.00

Payment Frequency	DAILY	Remittance	$1,490.00	Net Amount	$81,000.00

Merchant hereby sells, assigns and transfers to Purchaser (making Purchaser the absolute owner) in consideration of the Purchase Price specified above, the Purchased Percentage of all of Merchant’s future accounts, contract rights and other entitlements arising from or relating to the payment of monies from Merchant’s customers’ and/or other third party payors (the “Receipts” defined as all payments made by cash, check, electronic transfer or other form of monetary payment in the ordinary course of the Merchant’s business), for the payments due to Merchant as a result of Merchant’s sale of goods and/or services (the “Transactions”) until the Purchased Amount has been delivered by or on behalf of Merchant to Purchaser.

Merchant is selling a portion of a future revenue stream to Purchaser at a discount, not borrowing money from Purchaser; therefore there is no interest rate or payment schedule and no time period during which the Purchased Amount must be collected. The Remittance amount set forth above is a current, good faith estimate of (a) Purchased Percentage multiplied by (b) the daily average revenues of Seller during the previous calendar month divided by (c) the number of business days in the calendar month. Merchant going bankrupt or going out of business, or experiencing a slowdown in business, or a delay in collecting its receivables, in and of itself, will not constitute a breach of this Agreement. Purchaser is entering this Agreement knowing the risks that Merchant’s business may slow down or fail, and Purchaser assumes these risks based on Merchant’s representations, warranties and covenants in this Agreement, which are designed to give Purchaser a reasonable and fair opportunity to Purchaser to receive the benefit of its bargain. Merchant and Guarantor are only guaranteeing their performance of the terms of this Revenue Purchase Agreement, and are not guaranteeing the payment of the Purchased Amount. The initial Remittance shall be as described above. The Remittance is subject to adjustment as set forth in Paragraph 1.4 (initially, and as so adjusted, the “Remittance”).

Purchaser will debit the Remittance each business day from only one depositing bank account, which account must be acceptable to, and pre-approved by Purchaser, (the “Account”) into which Merchant and Merchant’s customers shall remit the Receipts from each Transaction, until such time as Purchaser receives payment in full of the Purchased Amount. Merchant hereby authorizes Purchaser to ACH debit the Agreed Remittance from the Account on the agreed upon Payment Frequency; a daily basis means any day that is not a United States banking holiday. Purchaser’s payment of the Purchase Price shall be deemed the acceptance and performance by Purchaser of this Agreement. Merchant understands that it is responsible for ensuring that the Agreed Remittance to be debited by Purchaser remains in the Account and will be held responsible for any fees incurred by Purchaser resulting from a rejected ACH attempt or an Event of Default. Purchaser is not responsible for any overdrafts or rejected transactions that may result from Purchaser’s ACH debiting the Agreed Remittance under the terms of this Agreement. Notwithstanding anything to the contrary in this Agreement or any other agreement between Purchaser and Merchant, upon the occurrence of an Event of Default under Section 3 of the MERCHANT AGREEMENT TERMS AND CONDITIONS, the Purchased Percentage shall equal 100%. A list of all fees applicable under this Agreement is contained in Appendix A.

THE MERCHANT AGREEMENT TERMS AND CONDITIONS, THE SECURITY AGREEMENT AND GUARANTY AND THE AUTHORIZATION AGREEMENT, ENTERED INTO TOGETHER WITH THIS AGREEMENT, ARE ALL HEREBY INCORPORATED IN AND MADE A PART OF THIS MERCHANT AGREEMENT.

Sign here:	/s/ Christin L Hemmens

Print Name:	CHRISTIN L HEMMENS

In his/her individual capacity as an individual Guarantor and in his/her capacity as an authorized officer of each Merchant and in his/her capacity as an authorized officer of each entity Guarantor

Sign here:

Print Name:

In his/her individual capacity as an individual Guarantor

MERCHANT AGREEMENT TERMS AND CONDITIONS

1 TERMS OF ENROLLMENT IN PROGRAM

1.1  Merchant Deposit Agreement and Processor. Merchant shall (A) execute an agreement acceptable to Purchaser with a Bank acceptable to Purchaser to obtain electronic fund transfer services for the Account, and (B) if applicable, execute an agreement acceptable to Purchaser with a credit and debit card processor (the “Processor”) instructing the Processor to deposit all Receipts into the Account. Merchant shall provide Purchaser and/or its authorized agent(s) with all of the information, authorizations and passwords necessary for verifying Merchant’s receivables, receipts, deposits and withdrawals into and from the Account. Merchant hereby authorizes Purchaser and/or its agent(s) to withdraw from the Account via ACH debit the amounts owed to Purchaser for the receipts as specified herein and to pay such amounts to Purchaser. These authorizations apply not only to the approved Account but also to any subsequent or alternate account used by the Merchant for these deposits, whether pre- approved by Purchaser or not. This additional authorization is not a waiver of Purchaser’s entitlement to declare this Agreement breached by Merchant as a result of its usage of an account which Purchaser did not first pre-approve in writing prior to Merchant’s usage thereof. The aforementioned authorizations shall be irrevocable without the written consent of Purchaser.

1.2 Term of Agreement. This Agreement shall remain in full force and effect until the entire Purchased Amount and any other amounts due are received by Purchaser as per the terms of this Agreement.

1.3  Future Purchase of Increments. Subject to the terms of this Agreement, Purchaser offers to purchase additional Receipts in the “Increments” stated in on Page 1 of this Agreement, if any. Purchaser reserves the right to delay or rescind the offer to purchase any Increment or any additional Receipts, in its sole and absolute discretion.

1.4 Adjustments to the Remittance. If an Event of Default has not occurred, every two (2) calendar weeks after the funding of the Purchase Price to Merchant, Merchant may give notice to Purchaser to request a decrease in the Remittance. The amount shall be decreased if the amount received by Purchaser was more than the Purchased Percentage of all revenue of Merchant since the date of this Revenue Purchase Agreement. The Remittance shall be modified to more closely reflect the Merchant’s actual receipts by multiplying the Merchant’s actual receipts by the Purchased Percentage divided by the number of business days in the previous (2) calendar weeks. Seller shall provide Purchaser with viewing access to their bank account as well as all information reasonably requested by Purchaser to properly calculate the Merchant’s Remittance. At the end of the two (2) calendar weeks the Merchant may request another adjustment pursuant to this paragraph or it is agreed that the Merchant’s Remittance shall return to the Remittance as agreed upon on Page 1 of this Agreement.

1.5  Financial Condition. Merchant and Guarantor(s) (as hereinafter defined and limited) authorize Purchaser and its agents to investigate their financial responsibility and history, and will provide to Purchaser any authorizations, bank or financial statements, tax returns, etc., as Purchaser deems necessary in its sole and absolute discretion prior to or at any time after execution of this Agreement. A photocopy of this authorization will be deemed as acceptable as an authorization for release of financial and credit information. Purchaser is authorized to update such information and financial and credit profiles from time to time as it deems appropriate.

1.6  Transactional History. Merchant authorizes all of its banks, brokers and processor to provide Purchaser with Merchant’s banking, brokerage and/or processing history to determine qualification or continuation in this program and for collections purposes. Merchant shall provide Purchaser with copies of any documents related to Merchant’s card processing activity or financial and banking affairs within five days after a request from Purchaser.

1.7  Indemnification. Merchant and Guarantor(s) jointly and severally indemnify and hold harmless Processor, its officers, directors and shareholders against all losses, damages, claims, liabilities and expenses (including reasonable attorney’s fees) incurred by Processor resulting from (a) claims asserted by Purchaser for monies owed to Purchaser from Merchant and (b) actions taken by Processor in reliance upon any fraudulent, misleading or deceptive information or instructions provided by Purchaser.

1.8  No Liability. In no event will Purchaser be liable for any claims asserted by Merchant or Guarantors under any legal theory for lost profits, lost revenues, lost business opportunities, exemplary, punitive, special, incidental, indirect or consequential damages, each of which is waived by both Merchant and Guarantor(s). In the event these claims are nonetheless raised, Merchant and Guarantors will be jointly liable for all of Purchaser’s attorney’s fees and expenses resulting therefrom.

1.9  Reliance on Terms. Section 1.1, 1.6, 1.7, 1.8 and 2.5 of this Agreement are agreed to for the benefit of Merchant, Purchaser, Processor, and Merchant’s bank and notwithstanding the fact that Processor and the bank is not a party of this Agreement, Processor and the bank may rely upon their terms and raise them as a defense in any action.

1.10  Sale of Receipts. Merchant and Purchaser agree that the Purchase Price under this Agreement is in exchange for the Purchased Amount, and that such Purchase Price is not intended to be, nor shall it be construed as a loan from Purchaser to Merchant. Merchant agrees that the Purchase Price is in exchange for the Receipts pursuant to this Agreement, and that it equals the fair market value of such Receipts. Purchaser has purchased and shall own all the Receipts described in this Agreement up to the full Purchased Amount as the Receipts are created. Payments made to Purchaser in respect to the full amount of the Receipts shall be conditioned upon Merchant’s sale of products and services, and the payment therefore by Merchant’s customers. In no event shall the aggregate of all amounts or any portion thereof be deemed as interest hereunder, and in the event it is found to be interest despite the parties hereto specifically representing that it is NOT interest, it shall be found that no sum charged or collected hereunder shall exceed the highest rate permissible at law. In the event that a court nonetheless determines that Purchaser has charged or received interest hereunder in excess of the highest applicable rate, the rate in effect hereunder shall automatically be reduced to the maximum rate permitted by applicable law and Purchaser shall promptly refund to Merchant any interest received by Purchaser in excess of the maximum lawful rate, it being intended that Merchant not pay or contract to pay, and that Purchaser not receive or contract to receive, directly or indirectly in any manner whatsoever, interest in excess of that which may be paid by Merchant under applicable law. As a result thereof, Merchant knowingly and willingly waives the defense of Usury in any action or proceeding.

1.11  Power of Attorney. Merchant irrevocably appoints as its agent and attorney-in-fact with full authority to take any action or execute any instrument or document to settle all obligations due to from Processor, or in the case of a violation by Merchant of Section 1or the occurrence of an Event of Default under Section 3 hereof, including without limitation (i) to collect monies due or to become due under or in respect of any of the Collateral; (ii) to receive, endorse and collect any checks, notes, drafts, instruments, documents or chattel paper (iii) to sign Merchant’s name on any invoice, bill of lading, or assignment directing customers or account debtors to make payment directly to ; and (iv) to contact Merchant’s banks and financial institutions using Merchant and Guarantor(s) personal information to verify the existence of an account and obtain account balances (v) to file any claims or take any action or institute any proceeding which may deem necessary for the collection of any of the unpaid Purchased Amount from the Collateral.

1.12  Protections against Default. The following Protections 1 through 8 may be invoked by Purchaser immediately and without notice to Merchant in the event: (a) Merchant ceases the use of electronic check processing that is settled through Processor, or takes any action that has a material adverse effect on the use, acceptance, or authorization of checks or other payments or deposits for the purchase of Merchant’s services and products including but not limited to direct deposit of any checks into a bank account without scanning into the Purchaser electronic check processor; (b) Merchant changes its arrangements with Processor or the Bank in any way that is materially adverse to Purchaser’s ability to debit on each business day the Remittance from the Account; (c) Merchant changes the electronic check processor through which the Receipts are settled from Processor to another electronic check processor, or permits any event to occur that could cause diversion of any of Merchant’s check or deposit transactions to another processor; (d) Merchant intentionally interrupts the operation of this business transfers, moves, sells, disposes, or otherwise conveys its business and/or assets without (i) the express prior written consent of Purchaser, and (ii) the written agreement of Purchaser or transferee to the assumption of all of Merchant’s obligations under this Agreement pursuant to documentation satisfactory to Purchaser; (e) Merchant takes any action which induces any customer or customers to pay for Merchant’s services with any means other than payments, checks or deposits that are settled through Processor; or (f) Merchant commits or suffers any Event of Default (defined below in Section 3.1). These protections are in addition to any other remedies available to Purchaser at law, in equity or otherwise pursuant to this Agreement.

Protection 1. The full uncollected Purchased Amount plus all fees (including reasonable attorney’s fees) due under this Agreement and the attached Security Agreement become due and payable in full immediately.

Protection 2. Purchaser may enforce the provisions of the Limited Personal Guaranty of Performance against the Guarantor(s).

Protection 3. Merchant hereby authorizes Purchaser to execute in the name of the Merchant a Confession of Judgment in favor of Purchaser in the amount of Purchased Amount stated in the Agreement. Upon an Event of Default, Purchaser may enter that Confession of Judgment as a Judgment with the Clerk of any Court and execute thereon.

Protection 4. Purchaser may enforce its security interest in the Collateral.

Protection 5. The entire Purchased Amount and all fee (including reasonable attorney’s fees) shall become immediately payable to Purchaser from Merchant.

Initials:	__________

Protection 6. Purchaser may proceed to protect and enforce its right and remedies by lawsuit. In any such lawsuit, if Purchaser recovers a Judgment against Merchant, Merchant shall be liable for all of Purchaser’s costs of the lawsuit, including but not limited to all reasonable attorneys’ fees and court costs.

Protection 7. This Agreement shall be deemed Merchant’s Assignment of Merchant’s Lease of Merchant’s business premises to Purchaser. Upon breach of any provision in this Agreement, Purchaser may exercise its rights under this Assignment of Lease without prior Notice to Merchant. Protection 8. Purchaser may debit Merchant’s depository accounts wherever situated by means of ACH debit or facsimile signature on a computer-generated check drawn on Merchant’s bank account or otherwise for all sums due to Purchaser.

1.13  Protection of Information. Merchant and each person signing this Agreement on behalf of Merchant and/or as Owner or Guarantor, in respect of himself or herself personally, authorizes Purchaser to disclose information concerning Merchant’s and each Owner’s and each Guarantor’s credit standing (including credit bureau reports that Purchaser obtains) and business conduct only to agents, affiliates, subsidiaries, and credit reporting bureaus. Merchant and each Owner and each Guarantor hereby and each waives to the maximum extent permitted by law any claim for damages against Purchaser or any of its affiliates relating to any (i)investigation undertaken by or on behalf of Purchaser as permitted by this Agreement or (ii) disclosure of information as permitted by this Agreement.

1.14  Confidentiality. Merchant understands and agrees that the terms and conditions of the products and services offered by Purchaser, including this Agreement and any other Purchaser documents (collectively, “Confidential Information”) are proprietary and confidential information of Purchaser. Accordingly, unless disclosure is required by law or court order, Merchant shall not disclose Confidential Information of Purchaser to any person other than an attorney, accountant, financial advisor or employee of Merchant who needs to know such information for the purpose of advising Merchant (“Advisor”), provided such Advisor uses such information solely for the purpose of advising Merchant and first agrees in writing to be bound by the terms of this section. A breach hereof entitles Purchaser to not only damages and reasonable attorney’s fees but also to both a Temporary Restraining Order and a Preliminary Injunction without Bond or Security.

1.15  Publicity. Merchant and each of Merchant’s Owners and all Guarantors hereto all hereby authorizes Purchaser to use its, his or her name in listings of clients and in advertising and marketing materials.

1.16  D/B/A’s. Merchant hereby acknowledges and agrees that Purchaser may be using “doing business as” or “d/b/a” names in connection with various matters relating to the transaction between Purchaser and Merchant, including the filing of UCC-1 financing statements and other notices or filings.

2 REPRESENTATIONS, WARRANTIES AND COVENANTS

Merchant represents warrants and covenants that:

2.1  Financial Condition and Financial Information. Merchant’s and Guarantors’ bank and financial statements, copies of which have been furnished to Purchaser, and future statements which will be furnished hereafter upon the request of Purchaser, fairly represent the financial condition of Merchant at such dates, and as of the date of this Agreement, there have been no material adverse changes, financial or otherwise, in such condition, operation or ownership of Merchant since such bank and financial statements were furnished. Merchant and Guarantors have a continuing, affirmative obligation to advise Purchaser of any material adverse change in their financial condition, operation or ownership. Purchaser may request statements at any time during the term of this Agreement and the Merchant and Guarantors shall provide them to Purchaser within five business days after request from Purchaser. Merchant’s or Guarantors’ failure to do so is a material breach of this Agreement.

2.2  Governmental Approvals. As of the date of this Agreement and throughout the term of this Agreement, Merchant is in compliance with, and be in compliance with, all applicable laws; and, without limiting the generality of the foregoing, has and shall have and maintain, valid permits, authorizations, and licenses to own, operate, and lease its properties and to conduct the business in which it is, and will be, engaged during the term of this Agreement.

2.3  Authorization. As of the date of this Agreement and during the term of this Agreement, Merchant, and the person(s) signing this Agreement on behalf of Merchant, have, and shall have, full power and authority to incur and perform the obligations under this Agreement, all of which have been duly authorized.

2.4  Use of Funds. During the term of this Agreement, Merchant shall use the Purchase Price for business purposes and not for personal, family, or household purposes.

2.5  Electronic Check Processing Agreement. During the term of this Agreement, Merchant shall not change its Processor, add terminals, change its financial institution or bank account(s) or take any other action that would reasonably be expected to have an adverse effect upon Merchant’s obligations under this Agreement, without Purchaser’s prior written consent. Any such changes shall be a material breach of this Agreement.

2.6  Change of Name or Location. During the term of this Agreement, Merchant shall not conduct Merchant’s businesses under any name other than as disclosed to the Processor and Purchaser, and Merchant shall not change any of its places of business without prior written consent by Purchaser.

2.7  Daily Batch Out. During the term of this Agreement, Merchant shall batch out receipts with the Processor on a daily basis if applicable.

2.8  Estoppel Certificate. During the term of this Agreement, Merchant shall, each time, and from time to time, upon at least one (1) day’s prior notice from Purchaser to Merchant, execute, acknowledge and deliver to Purchaser and/or to any other person, firm or corporation specified by Purchaser, a statement certifying that this Agreement is unmodified and in full force and effect (or, if there have been modifications, that the same is in full force and effect as modified and stating the modifications) and stating the dates which the Purchased Amount or any portion thereof has been repaid.

2.9  No Bankruptcy. As of the date of this Agreement, Merchant is not insolvent and does not contemplate filing for bankruptcy in the next six months and has not consulted with a bankruptcy attorney or filed any petition for bankruptcy protection under Title 11 of the United States Code and there has been no involuntary petition brought or pending against Merchant. Merchant does not anticipate filing any such bankruptcy petition and it does not anticipate that an involuntary petition will be filed against it.

2.10  Unencumbered Receipts. As of the date of this Agreement and during the term of this Agreement, Merchant has, and shall have, good, complete, unencumbered and marketable title to all Receipts, free and clear of any and all liabilities, liens, claims, changes, restrictions, conditions, options, rights, mortgages, security interests, equities, pledges and encumbrances of any kind or nature whatsoever or any other rights or interests that may be inconsistent with the transactions contemplated under this Agreement or adverse to the interests of Purchaser.

2.11  Business Purpose. As of the date of this Agreement and during the term of this Agreement, Merchant is and shall be a valid business in good standing under the laws of the jurisdictions in which it is organized and operates, and Merchant is entering into this Agreement for business purposes and not as a consumer for personal, family or household purposes.

2.12  Defaults under Other Contracts. As of the date of this Agreement and during the term of this Agreement, Merchant’s execution of, and performance under, this Agreement, does not and shall not cause or create an event of default by Merchant under any contract with another person or entity.

2.13  Good Faith. Merchant and Guarantors hereby affirm that Merchant is receiving the Purchase Price and selling Purchaser the Purchased Amount in good faith and will use the Purchase Price funds to maintain and grow Merchant’s business.

3 EVENTS OF DEFAULT AND REMEDIES

3.1  Events of Default. The occurrence of any of the following events shall constitute an “Event of Default” hereunder:

(a) Merchant or Guarantor shall violate any term or covenant in this Agreement;

(b)  Any representation or warranty by Merchant in this Agreement shall prove to have been incorrect, false or misleading in any material respect when made; (c) the sending of notice of termination by Merchant or verbally notifying Purchaser of its intent to breach this Agreement;

(d) the Merchant, either for (i) two (2) consecutive business days or (ii) four (4) business days within one month, fails to give Purchaser 24 hours advance notice that there will be insufficient funds in the account such that the ACH of the Remittance amount will not be honored by Merchant’s bank, and the Merchant fails to supply all requested documentation and allow for daily and/or real time monitoring of its bank account;

(f)  Merchant shall transfer or sell all or substantially all of its assets;

(g) Merchant shall make or send notice of any intended bulk sale or transfer by Merchant;

(h)  Merchant shall encumber its receipts or obtain any additional financing, loan, or merchant cash advance after the date Purchaser remits the purchase price

(i) Merchant shall use multiple depository accounts without the prior written consent of Purchaser

(j) Merchant shall change its depositing account without the prior written consent of Purchaser; or

(k) Merchant shall close its depositing account used for ACH debits without the prior written consent of Purchaser

(l) Merchant’s bank returns a code other than NSF cutting Purchaser from its collections

(m)  Merchant shall default under any of the terms, covenants and conditions of any other agreement with Purchaser.

3.2  Limited Personal Guaranty In the Event of a Default, Purchaser will enforce its rights against the Guarantors of this transaction. Said Guarantors will be jointly and severally liable to Purchaser for all of Purchaser’s losses and damages, in additional to all costs and expenses and legal fees associated with such enforcement.

3.3  Remedies. In case any Event of Default occurs and is not waived pursuant to Section 4.4. hereof, Purchaser may proceed to protect and enforce its rights or remedies by suit in equity or by action at law, or both, whether for the specific performance of any covenant, agreement or other provision contained herein, or to enforce the discharge of Merchant’s obligations hereunder (including the Guaranty) or any other legal or equitable right or remedy, including but not limited to filing the Confession of Judgment and executing thereon, and enforcing the Security Agreement contained herein. All rights, powers and remedies of Purchaser in connection with this Agreement may be exercised at any time by Purchaser after the occurrence of an Event of Default, are cumulative and not exclusive, and shall be in addition to any other rights, powers or remedies provided by law or equity.

3.4  Costs. Merchant shall pay to Purchaser all reasonable costs associated with (a) an Event or Default, (b) breach by Merchant of the Covenants in this Agreement and the enforcement thereof, and(c) the enforcement of Purchaser’s remedies set forth in this Agreement, including but not limited to court costs and attorneys’ fees.

3.5  Required Notifications. Merchant is required to give Purchaser written notice within 24 hours of any filing under Title 11 of the United States Code. Merchant is required to give Purchaser seven days’ written notice prior to the closing of any sale of all or substantially all of the Merchant’s assets or stock.

4 MISCELLANEOUS

4.1  Modifications; Agreements. No modification, amendment, waiver or consent of any provision of this Agreement shall be effective unless the same shall be in writing and signed by Purchaser.

4.2  Assignment. Purchaser may assign, transfer or sell its rights to receive the Purchased Amount or delegate its duties hereunder, either in whole or in part.

4.3  Notices. All notices, requests, consents, demands and other communications hereunder shall be delivered by certified mail, return receipt requested, to the respective parties to this Agreement at the addresses set forth in this Agreement. Notices to Purchaser shall become effective only upon receipt by Purchaser. Notices to Merchant shall become effective three days after mailing.

4.4  Service of Process. Each Merchant and each Guarantor consent to service of process and legal notices made by First Class or Priority Mail delivered by the United States Postal Service and addressed to the Contact Address set forth on the first page of this Agreement or any other address(es) provided in writing to Purchaser by any Merchant or any Guarantor, and unless applicable law or rules provide otherwise, any such service will be deemed complete three days after dispatch. Each Merchant and each Guarantor agrees that it will be precluded from asserting that it did not receive service of process or any other notice mailed to the Mailing Address set forth on the first page of this Agreement if it does not furnish a certified mail return receipt signed by Purchaser demonstrating that Purchaser was provided with notice of a change in the Mailing Address.

4.5  Arbitration. Any action or dispute relating to this Agreement or involving Purchaser on one side and any Merchant or any Guarantor on the other, including, but not limited to issues of arbitrability, will, at the option of any party to such action or dispute, be determined by arbitration before a single arbitrator. The arbitration will be administered either by Arbitration Services, Inc. under its Commercial Arbitration Rules as are in effect at that time, which rules are available at www.arbitrationservicesinc.com, or by Mediation & Commercial Arbitration, Inc. under its Commercial Arbitration Rules as are in effect at that time, which rules are available at www.mcarbitration.org. Once an arbitration is initiated with one of these arbitral forums, it must be maintained exclusively before that arbitral forum and the other arbitral forum specified herein may not be used. Any arbitration relating to this Agreement must be conducted in the Counties of Nassau, New York, Queens, or Kings in the State of New York. Notwithstanding any provision of any applicable arbitration rules, any witness in an arbitration who does not reside in or have a place for the regular transaction of business located in New York City or the Counties of Nassau, Suffolk, or Westchester in the State of New York will be permitted to appear and testify remotely by telephone or video conferencing. In case any Event of Default occurs and is not waived, each Merchant and each Guarantor consents to Purchaser making an application to the arbitrator, without notice to any Merchant or any Guarantor, for the issuance of an injunction, restraining order, or other equitable relief in Purchaser’s favor, subject to court or arbitrator approval, restraining each Merchant’s accounts and/or receivables up to the amount due to Purchaser as a result of the Event of Default. Each Merchant acknowledges and agrees that this Agreement is the product of communications conducted by telephone and the Internet, which are instrumentalities of interstate commerce, and that the transactions contemplated under this Agreement will be made by wire transfer and ACH, which are also instrumentalities of interstate commerce, and that this Agreement therefore evidences a transaction affecting interstate commerce. Accordingly, notwithstanding any provision in this Agreement to the contrary, all matters of arbitration relating to this Agreement will be governed by and construed in accordance with the provisions of the Federal Arbitration Act, codified as Title 9 of the United States Code, however any application for injunctive relief in aid of arbitration or to confirm an arbitration award may be made under Article 75 of the New York Civil Practice Law and Rules. The arbitration agreement contained in this Section may also

4.6  Waiver Remedies. No failure on the part of Purchaser to exercise, and no delay in exercising any right under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right under this Agreement preclude any other or further exercise thereof or the exercise of any other right. The remedies provided hereunder are cumulative and not exclusive of any remedies provided by law or equity.

4.7  Binding Effect; Governing Law, Venue and Jurisdiction. This Agreement shall be binding upon and inure to the benefit of Merchant, Purchaser and their respective successors and assigns, except that Merchant shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of Purchaser which consent may be withheld in Purchaser’s sole discretion. Purchaser reserves the rights to assign this Agreement with or without prior written notice to Merchant. This Agreement shall be governed by and construed in accordance with the laws of the state of New York, without regards to any applicable principals of conflicts of law. Any suit, action or proceeding arising hereunder, or the interpretation, performance or breach hereof, shall, if Purchaser so elects, be instituted in any court sitting in New York, (the “Acceptable Forums”). Merchant agrees that the Acceptable Forums are convenient to it, and submits to the jurisdiction of the Acceptable Forums and waives any and all objections to jurisdiction or venue. Should such proceeding be initiated in any other forum, Merchant waives any right to oppose any motion or application made by Purchaser to transfer such proceeding to an Acceptable Forum.

4.8  Survival of Representation, etc. All representations, warranties and covenants herein shall survive the execution and delivery of this Agreement and shall continue in full force until all obligations under this Agreement shall have been satisfied in full and this Agreement shall have terminated.

4.9  Interpretation. All Parties hereto have reviewed this Agreement with attorney of their own choosing and have relied only on their own attorneys’ guidance and advice. No construction determinations shall be made against either Party hereto as drafter.

4.10 Severability. In case any of the provisions in this Agreement is found to be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of any other provision contained herein shall not in any way be affected or impaired.

4.11  Entire Agreement. Any provision hereof prohibited by law shall be ineffective only to the extent of such prohibition without invalidating the remaining provisions hereof.

This Agreement and the Security Agreement and Guaranty and the Authorization Agreement embody the entire agreement between Merchant and Purchaser and supersede all prior agreements and understandings relating to the subject matter hereof.

4.12  JURY TRIAL WAIVER. THE PARTIES HERETO WAIVE TRIAL BY JURY IN ANY COURT IN ANY SUIT, ACTION OR PROCEEDING ON ANY MATTER ARISING INCONNECTION WITH OR IN ANY WAY RELATED TO THE TRANSACTIONS OR THEENFORCEMENT HEREOF. THE PARTIES HERETO ACKNOWLEDGE THAT EACH MAKES THIS WAIVER KNOWINGLY, WILLINGLY AND VOLUNTARILY AND WITHOUT DURESS, AND ONLY AFTER EXTENSIVE CONSIDERATION OF THE RAMIFICATIONS OF THIS WAIVER WITH THEIR ATTORNEYS.

4.13   CLASS ACTION WAIVER. THE PARTIES HERETO WAIVE ANY RIGHT TO ASSERT ANY CLAIMS AGAINST THE OTHER PARTY AS A REPRESENTATIVE OR MEMBER IN ANY CLASS OR REPRESENTATIVE ACTION, EXCEPT WHERE SUCH WAIVER IS PROHIBITED BY LAW AS AGAINST PUBLIC POLICY. TO THE EXTENT EITHER PARTY IS PERMITTED BY LAW OR COURT OF LAW TO PROCEED WITH A CLASS OR REPRESENTATIVE ACTION AGAINST THE OTHER, THE PARTIES HEREBY AGREE THAT: (1) THE PREVAILING PARTY SHALL NOT BE ENTITLED TO RECOVER ATTORNEYS’ FEES OR COSTS ASSOCIATED WITH PURSUING THE CLASS OR REPRESENTATIVE ACTION (NOT WITHSTANDING ANY OTHER PROVISION IN THIS AGREEMENT); AND (2) THE PARTY WHO INITIATES OR PARTICIPATES AS A MEMBER OF THE CLASS WILL NOT SUBMIT A CLAIM OR OTHERWISE PARTICIPATE IN ANY RECOVERY SECURED THROUGH THE CLASS OR REPRESENTATIVE ACTION.

4.14  Counterparts & Digital Acceptance. This Agreement and the other Revenue Purchase Documents may be executed in multiple counterparts, each of which shall be deemed an original provided all parties have executed a counterpart of this Agreement, and all such counterparts shall together constitute one and the same instrument. Any signature delivered by a party hereto by facsimile transmission, e-mail or other electronic means will be deemed to be an original signature. The parties hereto consent and agree that use of a keypad, mouse or other devise to select an item, button, icon or similar act or action while using any electronic service in executing this Agreement or the other Revenue Purchase Documents constitutes a valid and enforceable signature, acceptance and agreement as if actually signed in writing. Further, the parties hereto agree that no certification authority or other third-party verification is necessary to the validity of an electronic signature and that the lack of such certification or third-party verification will not in any way affect the enforceability of the signature or any resulting contract among the parties hereto

Initials:	__________

SECURITY AGREEMENT AND GUARANTY OF PERFORMACE (this or the “SAGP”)

Merchant’s Legal Name:	MCA NAPLES OPERATING COMPANY LLC	AND	CHRISTIN L HEMMENS

Federal ID#	Physical Address	8800 VILLAGE DRIVE SUITE 201

City	SAN ANTONIO	State	TX	Zip	78217

Additional Guarantor(s).

MCA WESTOVER HILLS OPERATING COMPANY LLC, MCA NAPLES LLC MCA NAPLES OPERATING COMPANY LLC MCA NEW BRAUNFELS LLC MCA WESTOVER HILLS MEMORY CARE AMERICA LLC MEMORY CARE AT SHEPERD LLC

SECURITY AGREEMENT

Security Interest. Capitalized terms used but not defined in this SAGP shall have the respective meanings given to them in the preceding Revenue Purchase Agreement (the “RPA”). This SAGP will constitute a security agreement under the Uniform Commercial Code. Merchant and each Guarantor that is not a natural person (“entity guarantor”) grants to Purchaser a security interest in and lien upon: (a) all of their respective accounts, chattel paper, documents, equipment, general intangibles, instruments, and inventory, as those terms are each defined in Article 9 of the Uniform Commercial Code (the “UCC”), now or hereafter owned or acquired by Merchant and/or each entity Guarantor; (b) all of their respective proceeds, as that term is defined in Article 9 of the UCC; (c) all of their respective funds at any time in the Merchant’s and/or each entity Guarantor’s bank accounts, regardless of the source of such funds; (d) present and future Electronic Check Transactions; and (e) any amount which may be due to Purchaser under the RPA and this SAGP, including but not limited to all of their respective rights to receive any payments or credits under the RPA and this SAGP (collectively [(a), (b), (c), (d) and (e)], the “Secured Assets”). These security interests and liens will secure all of Purchaser’s entitlements under the RPA and this SAGP and any other agreements now existing or later entered into between Merchant, Purchaser or an affiliate of Purchaser. Purchaser is authorized to file any and all notices or filings it deems necessary or appropriate to enforce its entitlements hereunder.

This security interest may be exercised by Purchaser without notice or demand of any kind by making an immediate withdrawal or freezing the Secured Assets. Purchaser shall have the right to notify account debtors at any time after a breach of the RPA and/or this SAGP. Pursuant to Article 9 of the Uniform Commercial Code, as amended from time to time, Purchaser has control over and may direct the disposition of the Secured Assets, without further consent of Merchant or any Guarantor. Merchant and each Guarantor hereby represent and warrant that no other person or entity has a security interest in the Secured Assets.

With respect to such security interests and liens, Purchaser will have all rights afforded under the Uniform Commercial Code, any other applicable law, by contract and in equity. Merchant and each respective entity Guarantor must obtain from Purchaser written consent prior to granting a security interest of any kind in the Secured Assets to a third party. Merchant and each Guarantor agree that this is a contract of recoupment and Purchaser is not required to file a motion for relief from a bankruptcy action automatic stay to realize on any of the Secured Assets. Nevertheless, Merchant and each Guarantor agree not to contest or object to any motion for relief from the automatic stay filed by Purchaser. Merchant and each entity Guarantor agree to execute and deliver to Purchaser such instruments and documents Purchaser may reasonably request to perfect and confirm the lien and security interest set forth in the RPA and this SAGP. Purchaser is authorized to execute all such instruments and documents in Merchant’s and each entity Guarantor’s name. The security interest afforded to Purchaser by virtue hereof is intended to and shall survive any judgment Purchaser may obtain against Merchant and/or each entity Guarantor.

Merchant and each entity Guarantor acknowledge and agree that any security interest granted to Purchaser under any other agreement between Merchant and/or each entity Guarantor (the “Cross-Collateral”) will secure the obligations under and under the RPA and this SAGP. Merchant and each entity Guarantor agree to execute any documents or take any action in connection with this Agreement as Purchaser deems reasonably necessary to perfect or maintain Purchaser’s priority security interest in the Secured Assets, including the execution of any account control agreements. Merchant and each entity Guarantor hereby authorize Purchaser to file any financing statements deemed necessary by Purchaser to perfect or maintain Purchaser’s security interest. Merchant and each Guarantor shall be liable for, and Purchaser may charge and collect, all costs and expenses, including but not limited to attorney’s fees, which may be incurred by Purchaser in protecting, preserving and enforcing Purchaser’s security interest and rights.

Negative Pledge. Merchant and each entity Guarantor agree not to create, incur, assume, or permit to exist, directly or indirectly, any lien on or with respect to any of the Secured Assets, as applicable.

Remedies. Upon any Event of Default, Purchaser may pursue any remedy available at law (including those available under the provisions of the UCC), by contract or in equity to collect, enforce, or satisfy any obligations then owing to Purchaser.

SEE BOTTOM OF NEXT PAGE FOR SIGNATURES

THE FOLLOWING PAGE IS AN INTEGRAL PART HEREOF

GUARANTY OF PERFORMANCE

THE TERMS, DEFINITIONS, CONDITIONS AND INFORMATION SET FORTH IN THE REVENUE PURCHASE AGREEMENT (the “RPA”), INCLUDING THE “TERMS AND CONDITIONS”, ARE HEREBY INCORPORATED IN AND MADE A PART OF THIS SECURITY AGREEMENT AND GUARANTY OF PERFORMANCE. CAPITALIZED TERMS USED BUT NOT DEFINED IN THIS SECURITY AGREEMENT AND GUARANTY OF PERFORMANCE (this or the “SAGP”) SHALL HAVE THE MEANING SET FORTH IN THE RPA, INCLUDING THE TERMS AND CONDITIONS.

As an additional inducement for Purchaser to enter into the RPA, each individual guarantor and each entity guarantor signing below hereby provides Purchaser with this Guaranty of Performance. None of the undersigned Guarantors will be liable for any amount due hereunder or under the RPA unless Merchant defaults in the performance of Merchant’s obligations as detailed in the RPA and/or this SAGP. Each Guarantor shall be jointly and severally liable for all amounts owed to Purchaser in the event Merchant defaults in the performance of Merchant’s obligations as detailed in the RPA and/or this SAGP. Each Guarantor guarantees Merchant’s good faith, truthfulness and performance of all of the representations, warranties, covenants made by Merchant in the RPA as each may be renewed, amended, extended or otherwise modified (the “Guaranteed Obligations”). Guarantor’s obligations are due at the time of any breach by Merchant of any representation, warranty, or covenant made by Merchant in the RPA.

Guarantor Waivers. In the event of a breach of the above, Purchaser may seek recovery from one, some or all Guarantors for all of Purchaser’s losses and damages by enforcement of Purchaser’s rights under the RPA and/or this SAGP without first seeking to obtain payment from Merchant, any other guarantor, or any of the Secured Assets Purchaser may hold pursuant to the RPA or any other guaranty. Purchaser does not have to notify any Guarantor of any of the following events and no Guarantor will be released from his/her/its/their obligations under the RPA or this SAGP if he/she/it/they are not notified of: (i) Merchant’s failure to pay timely any amount required under the RPA; (ii) any adverse change in Merchant’s financial condition or business; (iii) any sale or other disposition of any collateral securing the Guaranteed Obligations or any other guaranty of the Guaranteed Obligations; (iv) Purchaser’s acceptance of the RPA or this SAGP; and (v) any renewal, extension or other modification of the RPA or Merchant’s other obligations to Purchaser. In addition, Purchaser may take any of the following actions without releasing any Guarantor from any of its obligations under the RPA or this SAGP: (i) renew, extend or otherwise modify the RPA or Merchant’s other obligations to Purchaser; (ii) release Merchant from its obligations to Purchaser; (iii) sell, release, impair, waive or otherwise fail to realize upon any collateral securing the Guaranteed Obligations or any other guaranty of the Guaranteed Obligations; and (iv) foreclose on any collateral securing the Guaranteed Obligations or any other guaranty of the Guaranteed Obligations in a manner that impairs or precludes the right of any Guarantor to obtain reimbursement for payment hereunder or under the RPA. Until the Purchased Amount and Merchant’s other obligations to Purchaser under the RPA and this SAGP are paid in full, no Guarantor shall seek or be entitled to reimbursement from Merchant or any other guarantor for any amounts paid by him/her/it/they under the RPA or this SAGP. Each Guarantor: (A) represents and warrants that he/she/it/they have read and understand the RPA and this SAGP; and (B) permanently waives and shall not seek to exercise any of the following rights that he/she/it/they may have against Merchant, any other guarantor, or any collateral provided by Merchant or any other guarantor, for any amounts paid by him/her/it/they, or acts performed by him/her/it/they, under the RPA or this SAGP: (i) subrogation; (ii) reimbursement; (iii) performance; (iv) indemnification; or (v) contribution. In the event that Purchaser must return any amount paid by Merchant or any other guarantor of the Guaranteed Obligations because that person has become subject to a proceeding under the United States Bankruptcy Code or any similar law, every other Guarantor’s obligations hereunder and under the RPA shall include that amount.

Guarantor Acknowledgement. Each Guarantor acknowledges that: (i) He/She/It is bound by the Class Action Waiver provision in the RPA; (ii) He/She/It understands the seriousness of the provisions of the RPA and this SAGP; (ii) He/She/It has either consulted with counsel of its choice or has decided not to avail himself/herself/itself of that opportunity.

Sign here:

Print Name:	CHRISTIN L HEMMENS

In his/her individual capacity as an individual Guarantor and in his/her capacity as an authorized officer of each Merchant and in his/her capacity as an authorized officer of each entity Guarantor

Sign here:

Print Name:

In his/her individual capacity as an individual Guarantor

APPENDIX A - THE FEE STRUCTURE:

A.	Underwriting Fee $9,000.00 to cover underwriting and related expenses.

B.	Origination Fee $0.00 to cover cost of Origination and ACH Setup.

C.	NSF Fee (Standard) $35.00 (each)

D.	Default Fee $2,500.00 or 33% of the outstanding Purchased Receipts, whichever amount is greater. Fee is applied whenever an Event of Default occurs.

E.	Bank Change Fee$50.00 When Merchant requires a change of Bank Account to be Debited, requiring us to adjust our system.

F.	Wire Fee - Each Merchant shall receive their funding electronically to their designated bank account and will be charged $50.00 for a Fed Wire or $0.00 for a bank ACH.

Sign here:

Print Name:	CHRISTIN L HEMMENS

In his/her individual capacity as an individual Guarantor and in his/her capacity as an authorized officer of each Merchant and in his/her capacity as an authorized officer of each entity Guarantor

Sign here:

Print Name:

In his/her individual capacity as an individual Guarantor